2014 ANNUAL MEETING OF STOCKHOLDERS MAY 14, 2014 | BURLINGTON, NC

This slide presentation contains forward-looking statements which are subject to change based on various important factors, including without limitation, competitive actions in the marketplace and adverse actions of governmental and other third-party payers. Actual results could differ materially from those suggested by these forward-looking statements. Further information on potential factors that could affect the Company’s financial results is included in the Company’s Form 10-K for the year ended December 31, 2013, and subsequent SEC filings. The information in this slide presentation should be read in conjunction with a review of the Company’s filings with the SEC including the information in the section of the Company’s Form 10-K and Form 10-Q under the heading Management’s Discussion and Analysis of Financial Condition and Results of Operations. FORWARD LOOKING STATEMENT 2

3 LABCORP A PREMIER HEALTHCARE SERVICES COMPANY A Premier Healthcare Services Company Strong Financial Fundamentals Attractive Market Superior Execution Five Pillar Strategy Clear Mission

ATTRACTIVE MARKET Four Chronic Diseases Account for More Than Half of the Global Healthcare Spend… … and lab testing is critical to the diagnosis and treatment of each Source: World Economic Forum 4 COPD CVD 0 500 1,000 1,500 2,000 2,500 3,000 3,500 Diabetes Cancer $ B ill io n Annual Growth Rate 10% 5% 6% 7%

We Will Be a Trusted Knowledge Partner to Stakeholders, Leading to Growth in Our Business and Continued Creation of Shareholder Value We Will Achieve This Mission by Continuing to Execute Our Five Pillar Strategy MISSION STATEMENT 5

Deploy Capital to Investments That Enhance Our Business and Return Capital to Shareholders FIVE PILLAR STRATEGY PILLAR ONE 6

*GENZYME GENETICSSM and its logo are trademarks of Genzyme Corporation and used by Esoterix Genetic Laboratories, LLC, a wholly-owned subsidiary of LabCorp, under license. Esoterix Genetic Laboratories and LabCorp are operated independently from Genzyme Corporation. Five-Year Capital Snapshot • Acquisitions: Genzyme Genetics*, Orchid Cellmark, MEDTOX Scientific • Approximately $2.8 billion of share repurchase since 2009 FIVE PILLAR STRATEGY PILLAR ONE CAPITAL DEPLOYMENT 7 2009 2010 2011 2012 2013 Total Cash from Operating Activities 862$ 884$ 856$ 841$ 819$ 4,262$ Total Capital Deployed 604$ 1,650$ 928$ 1,026$ 1,378$ 5,586$ Capital Expenditures 115$ 126$ 146$ 174$ 202$ 763$ % Total Capital Deployed 19% 8% 16% 17% 15% 14% Cash Used for Acquisitions 216$ 1,186$ 138$ 335$ 160$ 2,035$ % Total Capital Deployed 36% 72% 15% 33% 12% 36% Cash Used for Share Repurchase 273$ 338$ 644$ 517$ 1,016$ 2,788$ % Total Capital Deployed 45% 20% 69% 50% 74% 50% Source: SEC Fil ings LabCorp Capital Deployment

Enhance IT Capabilities To Improve Physician and Patient Experience FIVE PILLAR STRATEGY PILLAR TWO 8

Continue to Improve Efficiency to Offer the Most Compelling Value in Laboratory Services FIVE PILLAR STRATEGY PILLAR THREE 9

Scientific Innovation At Appropriate Pricing FIVE PILLAR STRATEGY PILLAR FOUR 10

Launched 152 new tests in 2013 Recent test introductions • BRCA 1/2 Sequencing • Intelligen NGS Therapeutic Panel • 4th Generation HIV test • HistoPlusSM: Lung Cancer • GeneSeq®: Cardiomyopathy NGS panels • Thiopurine metabolites, expanded Inflammatory Bowel Disease (IBD) offerings • SNP Microarray-Oncology • NanoString ProsignaTM Breast Cancer Prognostic Gene Signature Assay Coming in 2014 • HLA by NGS • NGS Universal Carrier Screening • NGS Gene Panels 11 FIVE PILLAR STRATEGY PILLAR FOUR SCIENTIFIC INNOVATION AT APPROPRIATE PRICING

Develop Knowledge Services FIVE PILLAR STRATEGY PILLAR FIVE 12

13 • Create true consultancy with physicians and providers • Increase intimacy with patients • Develop knowledge solutions through delivery of content, resulting in better care at lower cost • BeaconLBS® • Population health management/data analytics • Decision support • Personalized medicine • Genetic counseling • Mobile health • Connected devices • Care in the home FIVE PILLAR STRATEGY PILLAR FIVE KEY ELEMENTS

14 FIVE PILLAR STRATEGY PILLAR FIVE ENLIGHTEN HEALTH New Business Line Leveraging Our Existing Capabilities EnlightenHealthSM will deliver a suite of business intelligence and patient care tools Health Systems & Providers Pharma Patient / Consumer PATIENT-CENTRIC SOLUTIONS BUSINESS SOLUTIONS

CORE BUSINESS IT CAPABILITIES SCIENCE GENETIC COUNSELING 15 CLEAR MISSION THE LABCORP OF THE FUTURE ACQUISITIONS DATA ANALYTICS CLINICAL DECISION SUPPORT OTHER INPUTS / PARTNERS INTERPRETATION/ EDUCATION A Trusted Partner to Healthcare Stakeholders, Providing Knowledge to Optimize Decision Making, Improve Health Outcomes and Reduce Treatment Costs

$4.91 $5.24 $5.98 $6.37 $6.82 $6.95 2008 2009 2010 2011 2012 2013 $4.513 $4.695 $5.004 $5.542 $5.671 $5.80 2008 2009 201 2011 2012 2013 1. Excluding the $0.44 per diluted share impact of restructuring and other special charges and the $0.31 per diluted share impact from amortization in 2008; excluding the ($0.09) per diluted share impact of restructuring and other special charges and the $0.35 per diluted share impact from amortization in 2009; excluding the $0.26 per diluted share impact of restructuring and other special charges and the $0.43 per diluted share impact from amortization in 2010; excluding the $0.72 per diluted share impact of restructuring and other special charges, the $0.03 per diluted share impact from a loss on the divestiture of assets and the $0.51 per diluted share impact from amortization in 2011; excluding the $0.29 per diluted share impact of restructuring and other special charges and the $0.54 per diluted share impact from amortization in 2012; and excluding the $0.15 per diluted share impact of restructuring and other special charges and the $0.55 per diluted share impact from amortization in 2013 2. EPS, as presented represents adjusted, non-GAAP financial measures. Diluted EPS, as reported in the Company’s Annual Report were: $4.16 in 2008; $4.98 in 2009; $5.29 in 2010; $5.11 in 2011; $5.99 in 2012; and $6.25 in 2013 3. 2008 revenue includes a $7.5 million adjustment relating to certain historic overpayments made by Medicare for claims submitted by a subsidiary of the Company Revenue and Adjusted EPS Excluding Amortization Growth: 2008 – 2013 1,2,3 EXCELLENT PERFORMANCE 16 Adjusted EPS Excluding Amortization Revenue ($Billions)

17 Reconciliation of Free Cash Flow (1) 2011 cash flows from operations excludes the $49.5 million Hunter Labs settlement payment (2) Free cash flow represents cash flows from operations less capital expenditures 2013 2012 2011 2010 2009 2008 2007 2006 2005 2004 Cash flows from operations1 818.7$ 841.4$ 905.1$ 883.6$ 862.4$ 780.9$ 709.7$ 632.3$ 574.2$ 538.1$ Capital expenditures (202.2) (173.8) (145.7) (126.1) (114.7) (156.7) (142.6) (115.9) (93.6) (95.0) Free cash flow2 616.5 667.6 759.4 757.5 747.7 624.2 567.1 516.4 480.6 443.1 Weighted average diluted shares outstanding 91.8 97.4 101.8 105.4 109.1 111.8 121.3 134.7 144.9 150.7 Reconciliation of non-GAAP Financial Measures (In millions, except per share data) RECONCILIATION FREE CASH FLOW